Exhibit 5.4

106 South Main St. Suite 1100 Akron, Ohio 44308 330.208.1000 | www.vorys.com Founded 1909

April 4, 2013

AMRESCO, LLC

6681 Cochran Road

Solon, OH 44139

Re:	Registration Statement on Form S-4

Ladies and Gentlemen:

We have acted as special Ohio counsel to AMRESCO, LLC, an Ohio limited liability company (the “Guarantor”), in connection with the Guarantor’s proposed guarantee under the Indenture (as defined below), of exchange notes in an aggregate principal amount of $750,000,000 (the “Exchange Notes”) to be issued by VWR Funding, Inc., a Delaware corporation (the “Issuer”), in connection with an exchange offer to be made pursuant to a Registration Statement on Form S-4 (such Registration Statement, as supplemented or amended, is hereinafter referred to as the “Registration Statement”) to be filed with the Securities and Exchange Commission (the “Commission”) on or about April 4, 2013, under the Securities Act of 1933, as amended (the “Securities Act”. The obligations of the Issuer under the Exchange Notes will be guaranteed by the Guarantor (the guarantee by the Guarantor of each of the Exchange Notes, collectively, the “Guarantee”). The Exchange Notes and the Guarantee are to be issued pursuant to the Indenture, dated as of September 4, 2012 (as may be amended or supplemented from time to time, the “Indenture”), among the Issuer and the guarantors named therein, including, without limitation, the Guarantor. This opinion is issued at your request.

In that connection, we have examined originals, or copies certified or otherwise identified to our satisfaction, of the following:

(i) the form of notation of Guarantee;

(ii) the Registration Statement;

(iii) the Indenture (items (i), (ii) and (iii) are sometimes hereinafter referred to collectively as the “Transaction Documents”);

(iv) a certificate, dated April 4, 2013, from the Secretary of the Guarantor as to certain factual matters, including without limitation the incumbency of the managers and officers of the Guarantor (the “Officer’s Certificate”);

AMRESCO, LLC

April 4, 2013

(v) the Articles of Organization (the “Articles”) of the Guarantor the completeness and accuracy of which have been certified to us as part of the Officer’s Certificate;

(vi) the Operating Agreement (the “Operating Agreement”) of the Guarantor the completeness and accuracy of which have been certified to us as part of the Officer’s Certificate;

(vii) the Certificate of Full Force and Effect from the Secretary of State of Ohio, dated March 27, 2013, for the Guarantor (the “Good Standing Certificate”);

(viii) the Written Consent in Lieu of a Special Meeting of the Board of Managers of the Guarantor, dated as of August 17, 2012, with respect to the execution of the Indenture and the issuance of the Guarantee, the completeness and accuracy of which has been certified to us as part of the Officer’s Certificate; and

(ix) such authorities of law as we have deemed necessary to render this opinion.

For purposes of this opinion, we have assumed the genuineness of all signatures, the conformity to original documents of all documents submitted to us as copies and the authenticity of such originals of such latter documents. We have also assumed the legal capacity of all natural persons, the authority of all persons signing on behalf of the parties thereto other than the Guarantor, the due authorization, execution and delivery of all documents by the parties thereto other than the Guarantor, and the enforceability of the Transaction Documents.

To the extent that our opinion is based upon factual matters, such opinion is based solely upon facts within the conscious awareness of the Vorys, Sater, Seymour and Pease LLP attorneys who have devoted substantive legal attention to the Guarantor in connection with the transactions contemplated by the Indenture and Guarantee, which include, without limitation, facts set forth in the Officer’s Certificate. Without limiting the generality of the foregoing, we have made no examination of the character, organization, activities or authority of any party, other than the Guarantor, to the Transaction Documents which might have any effect upon our opinions expressed herein, and we have neither examined, nor do we opine upon, any provision or matter to the extent that the examination or opinion would require a financial, mathematical or accounting calculation or determination.

As used herein, the phrases “limited liability company power and authority” and “duly authorized by all necessary limited liability company authority” refer and are limited to Chapter 1705 of the Ohio Revised Code (“R.C.”) (Limited Liability Companies), the Articles and the Operating Agreement.

Our opinion expressed below is subject to the qualifications that we express no opinion as to the applicability of, compliance with, or effect of any law except the laws of the State of Ohio and Ohio case law decided thereunder (other than the “Blue Sky” laws of the State of Ohio).

AMRESCO, LLC

April 4, 2013

Based upon and subject to the assumptions, qualifications, assumptions and limitations and the further limitations set forth below, we are of the opinion, as of the date hereof, that:

1.	The Guarantor is, based on the Good Standing Certificate, validly existing and in good standing under the laws of the State of Ohio.

2.	The Guarantor has the limited liability company power and authority to enter into and perform its obligations under the Guarantee.

3.	The Indenture and the Guarantee have been duly authorized by all necessary limited liability company action, executed and delivered by Guarantor.

4.	The execution and delivery of the Indenture and the Guarantee by the Guarantor and the performance by the Guarantor of its obligations thereunder (i) do not violate (i) the Articles or the Operating Agreement or (ii) any applicable provisions of Ohio statutory law or regulation to which Ohio limited liability companies for profit are generally subject.

5.	No consent, waiver, approval, authorization or order of any State of Ohio court or of any governmental authority of the State of Ohio is required for the issuance by the Guarantor of the Guarantee, except such as may be required under the Securities Act or the Securities Exchange Act of 1934, and any rules or regulations issued thereunder, or any state “Blue Sky” or similar laws in each case, as amended.

We have not conducted requisite factual or legal examinations, and accordingly we express no opinion, with respect to the application, if any, of laws concerning or promulgated by (a) environmental effects or agencies; (b) industries the operations, financial affairs or profits of which are regulated by the United States or the State of Ohio, e.g., banks and thrift institutions, insurance and utilities under Title 49, R.C.; (c) fraudulent dispositions or obligations (Chapter 1336, R.C. and Section 1313.56, R.C.); (d) securities laws; (e) restrictions attendant to financings of property by public authorities, for example, industrial revenue bond financings; (f) political subdivisions of the State of Ohio; (g) any order of any court or other authority directed specifically to any party to the Transaction Documents; or (h) any taxes or tax effects.

Our opinion is subject to the limitations, if any, of Title 11 U.S.C., as amended, and of the applicable insolvency, reorganization, moratorium or other laws affecting the enforcement of creditors’ rights generally and by principles of equity.

We understand that you will rely as to matters of Ohio law upon this opinion, including any assumptions and limitations, set forth herein. Our opinion is limited to the laws of the State of Ohio in effect on the date hereof. We assume no obligation to revise or supplement this opinion should the present laws of the State of Ohio be changed by legislative action, judicial decision or otherwise or if we become aware of any facts that might change the opinions expressed above after the date of this opinion.

AMRESCO, LLC

April 4, 2013

This opinion is furnished to you in connection with the filing of the Registration Statement and is not to be used, circulated, quoted or otherwise relied upon for any other purpose, except that we understand that Kirkland & Ellis LLP (“K&E”) will rely as to matters of Ohio law upon this opinion in connection with an opinion to be rendered by it on the date hereof relating to the Guarantor (the “K&E Opinion”) and, accordingly, we hereby consent to your and K&E’s reliance as to matters of Ohio law upon this opinion solely in connection with the K&E Opinion, including all assumptions and limitations, set forth herein.

We consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement with respect to the Exchange Notes, and to the reference to our firm under the heading “Validity of the Securities” in the prospectus included in the Registration Statement. In giving such consent, we do not hereby concede that we are within the category of persons whose consent is required under Section 7 of the United States Securities Act of 1933, as amended, or the rules and regulations of the Commission thereunder.

Very truly yours,

/s/ Vorys, Sater, Seymour and Pease LLP

VORYS, SATER, SEYMOUR AND PEASE LLP